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                            CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the
"Registration Statement") of CitiFunds International Trust (formerly Landmark International Funds) of our reports dated February 2, 1998 relating to the financial statements and financial highlights of CitiFunds International Equity Portfolio and CitiFunds Emerging Asian Markets Equity Portfolio (formerly Landmark International Equity Fund and Landmark Emerging Asian Markets Equity Fund, respectively), appearing in the December 31, 1997 Annual Report of Landmark International Equity Fund and Landmark Emerging Asian Markets Equity Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Counsel and Independent Auditors" in the Prospectuses and under the headings "Auditors" and "Independent Accountants and Financial Statements" in such Statement of Additional Information.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, MA
April 28, 1998